SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):
December 21, 2009

CHINA ORGANIC AGRICULTURE, INC.

(Exact Name of Registrant as Specified in its Charter)

Florida	000-52430	20-3505071
State of	Commission	IRS Employer
Incorporation	File Number	I.D. Number

Dalian City, Zhongshan District, Youhao Road
Manhattan Building #1, Suite # 1511
Dalian City, Liaoning Province, P.R. China
(Address of principal executive offices)

(707) 709-2321
(Issuer's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_|   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_|   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_|   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_|   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

    On December 21, 2009, China Organic Agriculture, Inc. (the “Company”), through Ankang Agriculture (Dalian) Co., Ltd. (“Dalian”), an indirect wholly owned subsidiary, entered into a stock purchase agreement to acquire 1,800,000 shares, representing approximately 60% of the capital stock, of Changbai Eco-Beverage Co., Ltd. (“Changbai”) from Mr. Hongjun Ma for $10,250,403  (70 Million RMB). A copy of the stock purchase agreement is annexed hereto as Exhibit 10.1.

    Changbai produces a variety of products from blueberries grown in the Mountain Changbai region of Northeast China, including blueberry wines, blueberry beverages, blueberry food products such as jam, jelly, preserves and cakes, and blueberry healthcare products.  Changbai also produces honey and other products from locally grown herbs and fruits. Changbai sells its products primarily through over 50 franchisees and retail chains.

    Mr. Hongjun Ma owns 2,010,000 shares, or 67% of the outstanding shares, of Changbai and is the Director and General Manager of Changbai.

    It is anticipated that a closing of the transaction, which is subject to the approval of governmental authorities in the PRC, will occur on March 25, 2010.

    Dalian has deposited $5,125,201 (35 Million RMB) on account of the purchase price.  Dalian will be entitled to have the deposit returned to it if the transaction is not approved by the governmental authorities in the PRC by February 4, 2010, or if a closing does not occur by March 25, 2010 due to the fault of Mr. Hongjun Ma. If the closing does not occur by March 25, 2010 due to the fault of Dalian, the Seller will be entitled to the deposit.

Item 7.01  Regulation FD Disclosure.

    On December 21, 2009, the Registrant issued a press release reporting that it had entered into an agreement to acquire 60% of the outstanding shares of Changbai. A copy of the press release is attached hereto as Exhibit 99.1.

    The information in this Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed as "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act"), or otherwise subject to the liability of such Section, nor shall it be deemed incorporated by reference in any filing by the Registrant under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference in such filing.

Item 9.01  Exhibits.

Exhibit No.	Description

10.1
Stock Purchase Agreement dated December 21. 2009 between Ankang Agriculture (Dalian) Co., Ltd. and Mr. Hongjun Ma for the acquisition of 60% of the shares of Changbai Eco-Beverage Co., Ltd. (“Changbai”).

99.1	Press Release: China Organic Agriculture, Inc. to acquire Changbai Eco-Beverage Co., Ltd., a Blueberry Product Producer and Distributor

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA ORGANIC AGRICULTURE, INC.

Dated: December 21, 2009	By:	/s/ Jinsong Li
Jinsong Li
Chief Executive Officer
(Principal Executive Officer)

EXHIBIT INDEX

Exhibit No.	Description

10.1
Stock Purchase Agreement dated December 21. 2009 between Ankang Agriculture (Dalian) Co., Ltd. and Mr. Hongjun Ma for the acquisition of 60% of the shares of Changbai Eco-Beverage Co., Ltd. (“Changbai”).

99.1	Press Release: China Organic Agriculture, Inc. to acquire Changbai Eco-Beverage Co., Ltd., a Blueberry Product Producer and Distributor